Exhibit 10.1


                      SECOND AMENDMENT TO CREDIT AGREEMENT

    This Second Amendment to Credit Agreement (this "Amendment") dated as of
May 1, 2002 is entered into by and among Circuit Research Labs, Inc., an Arizona corporation ("Parent"), CRL Systems, Inc., a Nevada corporation ("Borrower") and Harman Acquisition Corp. (f/k/a Orban, Inc.), a Delaware corporation ("Lender").

                                    RECITALS

     A. The parties hereto entered into a Credit Agreement dated May 31, 2000 (the "Original Credit Agreement"), as amended by the First Extension Agreement, dated September 29, 2000 (the "First Extension Agreement"), the Second Extension Agreement, dated November 28, 2000, the Third Extension Agreement, dated January 18, 2001, the Fourth Extension Agreement, dated February 22, 2001, the Tranche
A Extension Agreement, dated March 30, 2001, the Tranche A Note and Tranche B Note Extension Agreement, dated April 16, 2001 (the "Extension Agreements") and the Amendment to the Credit Agreement, dated as of October 1, 2001 (the "Amendment to Credit Agreement"). The Original Credit Agreement, as amended, is herein referred to as the "Credit Agreement".

     B. Pursuant to Section 2.1 of the Credit Agreement, Borrower agreed to pay the principal amount of the Tranche A Note to Lender in quarterly payments beginning April 30, 2002 (the "Quarterly Payments").

     C. Pursuant to Section 2.2 of the Credit Agreement, Borrower agreed to pay the full principal amount of the Tranche B Note to Lender on April 30, 2002.

     D. The Credit Agreement and the Notes provide that the Notes are payable on demand by Lender.

     E. Lender and Borrower desire, subject to the conditions set forth in this Amendment, to further amend the Credit Agreement and to amend and restate the Tranche A Note and the Tranche B Note in order to among other things, remove the requirement for the Quarterly Payments and to extend the Tranche A Note Maturity Date and the Tranche B Note Maturity Date.

     NOW THEREFORE IN CONSIDERATION of the mutual covenants and agreements contained in this Amendment and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:

                                    AGREEMENT

     1. Section 1.1 of the Credit Agreement is hereby amended by deleting the definitions of the following defined terms in their respective entireties and substituting the following definitions for such defined terms:


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          "Agreement": this Credit Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

          "Tranche A Maturity Date": December 31, 2003.

          "Tranche B Maturity Date": December 31, 2003.

          "Tranche A Note": the Second Amended and Restated Tranche A Note, dated May 1, 2002, executed by Borrower and payable to the order of Lender in the principal amount of $5,000,000.

          "Tranche B Note": the Amended and Restated Tranche B Note, dated
     May 1, 2002, executed by Borrower and payable to the order of Lender in the amount of $3,500,000.

     2.   Section 2.1 of the Credit Agreement is hereby amended by deleting
Section 2.1 in its entirety and substituting the following language:

          "2.1 Repayment of Tranche A Note. The Borrower hereby unconditionally promises to pay to the Lender the principal amount of the Tranche A Note ON DEMAND, or if no such demand is sooner made, on the Tranche A Maturity Date (or such earlier date on which the Tranche A Note becomes due and payable pursuant to Section 8.1). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Tranche A Note from time to time outstanding at the rate of 12 percent per annum and ON DEMAND, or if no such demand is sooner made on the dates set forth in Sections 3.3 and 3.4."

     3.   Section 2.2 of the Credit Agreement is hereby amended by deleting
Section 2.2 in its entirety and substituting the following language:

          "2.2 Repayment of Tranche B Note. The Borrower hereby unconditionally promises to pay to the Lender the principal amount of the Tranche B Note ON DEMAND, or if no such demand is sooner made, on the Tranche B Maturity Date (or such earlier date on which the Tranche B Note becomes due and payable pursuant to Section 8.1). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Tranche B Note from time to time outstanding at the rate of 12 percent per annum and ON DEMAND, or if no such demand is sooner made, on the dates set forth in Sections 3.3 and 3.4."

     4. Borrower acknowledges that failure of Borrower to fulfill any of its obligations under this Amendment shall be deemed an Event of Default under the Credit Agreement.

     5. Borrower and Parent agree that the Obligations are valid and enforceable obligations of Borrower and hereby confirms, acknowledges and ratifies the existence of the Obligations and Borrower's and Parent's obligations to Lender with respect thereto as set forth in the Credit Agreement, and all other obligations of Borrower and Parent to Lender under the Loan Documents.


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     6.   Borrower and Parent jointly and severally represent and warrant to
Lender as follows:

          a. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona.

          b. The execution, delivery and performance by the Borrower and Parent of this Amendment are within the respective corporate powers of Borrower and Parent, have been duly authorized by all necessary corporate action and do not violate, contravene or create a breach, violation or default under (i) the Borrower's or Parent's charter or by-laws, (ii) any Requirement of Law or any Contractual Obligation binding on or affecting Parent or the Borrower, or result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, Lien, security interest or other charge, encumbrance or preferential arrangement of any nature (other than as contemplated by the Loan Documents) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower or Parent.

          c. No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Borrower or Parent of this Amendment.

          d. There is no pending or threatened action or proceeding affecting Parent, the Borrower or any of its Subsidiaries before any court, Governmental Authority or arbitrator, which could materially and adversely affect the financial condition or operations of Parent, the Borrower or any Subsidiary or which purports to affect the legality, validity or enforceability of this Amendment or any other Loan Document.

          e. The representations and warranties made by Parent and the Borrower in the Credit Agreement (as amended hereby) and the other Loan Documents are true and correct on and as of the date of this Amendment with the same force and effect as if made on and as of the date of this Amendment.

     7. The Borrower agrees to pay or reimburse the Lender on demand for all of its out-of-pocket costs and reasonable expenses incurred in connection with this Amendment, and any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Lender.

     8. In consideration of (i) the modification of certain provisions of the Credit Agreement, as herein provided, and (ii) the other benefits received by Borrower and Parent hereunder and in connection herewith, each of Borrower and Parent hereby unconditionally and irrevocably RELEASES, RELINQUISHES and fully and forever DISCHARGES Lender, all respective subsidiaries and affiliates of Lender, and all of Lender's and any such subsidiary's or affiliate's respective agents, officers, directors, employees, representatives, heirs, successors and assigns (collectively, the "Released Lender Parties") from and against any and all claims, demands, remedies, liabilities, suits, damages, actions and causes of action of any and every kind or character, past or present, whether now known, suspected or claimed, and whether arising under statute, common law or in equity (collectively, the "Borrower Claims") which Borrower


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ever had or may have against the Released Lender Parties or any of these, at any time on or prior to the date of this Agreement arising out of or in connection with this Agreement, the Credit Agreement as amended hereby and any other Loan Documents or the actual or attempted enforcement by Lender of any rights or remedies relating to any of the foregoing. Borrower covenants and agrees never to commence, prosecute or cause to be prosecuted against any of the Released Lender Parties any action or other proceeding based upon any Borrower Claims.
The agreements of Borrower set forth in this Section 8 shall survive the expiration or other termination of this Agreement.

     9. The Borrower and Parent hereby irrevocably and unconditionally waive all protections that the Borrower or Parent could assert against the Lender or any of its affiliates, successors or assigns, as a result of the running of any present and future statute of limitations, laches or other limitations period, and hereby agree that all present and future statute of limitations applicable to the Loan Documents and the Notes shall be waived and suspended until 120 days following the receipt by Lender of the indefeasible payment in full in cash of the Obligations.

     10. THIS AMENDMENT, THE AMENDMENT TO CREDIT AGREEMENT, THE EXTENSION AGREEMENTS, THE NOTES AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT OF THE PARENT, THE BORROWER AND THE LENDER WITH RESPECT TO THE SUBJECT MATTER HEREOF, AND THERE ARE NO PROMISES, UNDERTAKINGS, REPRESENTATIONS OR WARRANTIES BY THE LENDER RELATIVE TO THE SUBJECT MATTER HEREOF NOT EXPRESSLY SET FORTH OR REFERRED TO HEREIN, THE AMENDMENT TO CREDIT AGREEMENT, THE EXTENSION AGREEMENTS, THE NOTES OR THE OTHER LOAN DOCUMENTS.

     11. Except as expressly amended, modified and supplemented by this Amendment, the terms, conditions and obligations contained in the Loan Documents, the Amendment to Credit Agreement and the Extension Agreements remain in full force and effect and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment will not, operate as a waiver of any right, power or remedy of Lender under any of the Loan Documents, the Amendment to Credit Agreement or the Extension Agreements nor constitute a waiver of any provision of any of the Loan Documents, the Amendment to Credit Agreement or the Extension Agreements.

     12. This Amendment will be deemed to be a contract made under the laws of the State of New York and for all purposes will be governed by and interpreted in accordance with the laws prevailing in the State of New York, without regard to principles of conflict of laws.

     13. This Amendment may be executed in several counterparts each of which when so executed will be deemed to be an original and all of which will together constitute one and the same agreement. This Amendment will become effective when this Amendment is executed by each of the parties hereto.

     14. Capitalized terms used but not defined in this Amendment have the meanings ascribed to them in the Credit Agreement.


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     IN WITNESS WHEREOF, Parent, Borrower and Harman Acquisition Corp. have executed this Agreement as of the first date written above.


                          CRL SYSTEMS, INC.


                          By: /s/ C. Jayson Brentlinger
                              -----------------------------
                          Name:   C. Jayson Brentlinger
                          Title:  President, Chief Executive Officer, Chairman



                          HARMAN ACQUISITION CORP.


                          By: /s/ Frank Meredith
                              -----------------------------
                                  Frank Meredith, Secretary



                          CIRCUIT RESEARCH LABS, INC.

                          By: /s/ C. Jayson Brentlinger
                              -----------------------------
                          Name: C. Jayson Brentlinger
                          Title:   President, Chief Executive Officer, Chairman